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        Attached hereto is an English translation of the original Spanish version of contracts dated January 12, 1995 between Andean Silver Corporation LDC and 133 of the co-owners of the assets which previously belonged to Empresa Minera San Juan de Lucanas, S.A. The Company employed translators to translate the above referenced agreement and based on this the undersigned believes that the attached is a fair and accurate English translation of the above reference agreement.

/s/ Keith R. Hulley
------------------------
Keith R. Hulley
Director
Apex Silver Mines Limited

Date: August 28, 1997
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                                                                   Exhibit 10.26

                                   Mr. Notary

     Please draw up in your registry of public deeds one of transfer of mining goods, being celebrated on the one part by Andean Silver Corporation, a foreign-constituted and domiciled company having domicile for the purposes of this contract at Las Camelias 755-301, Lima 27, Peru, who shall henceforth be called the Buyer, represented by its agent Ing. Felipe De Lucio Pezet; and on the other part by the co-owners of the assets which belonged to the Empresa Minera San Juan de Lucanas, S.A., a list of whom is detailed in Annex IA, with domicile at Av. Chiclayo 779-201, Lima 18, Peru, and who shall henceforth be called the Titleholders, who act now represented by powers inscribed in Public Deed, by Messrs. Juan de Dios Mejia Sulca, Roberto Romulo Salcedo Vargas, Aparicio Silva Oropesa, Edwin Marcial Silva Velarde, Carlos Sucantaype Barba and Victo Velarde Moran, under the following terms and conditions:

First  The ex-workers of San Juan de Lucanas, S.A. described in Annex IB, among
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whom are included the Titleholders, are co-owners of the entirety of the assets which belonged to the Empresa Minera San Juan de Lucanas, S.A., and thus, are co-owners of the San Juan de Lucanas mining complex, comprised of the mining rights, milling plant, hydroelectric plants, workshops, camp, equipment, machinery and other goods of mining activity integrated in the "Unidad Economica Administrativa Dorita", located in the District of San Juan, Province of Lucanas, Department of Ayacucho, Peru, as well as other assets, all of which are described in Annex II.

     This mining complex belonged to its former owner, the Empresa Minera San Juan de Lucanas, S.A., which has been sued by the Titleholders in a judicial proceeding of Judgement of Executive Resolution before the First Labor Court of Lima, Clerk Dr. Otto Heimann. In said proceeding the Empresa Minera San Juan de Lucanas, S.A. has suffered the embargo of its goods and in the file there is the private contract celebrated between the parties to said litigation, dated June 16, 1993, approved by the Court which knows cause via resolution of June 23, 1993, by way of which the assets of the company have been delivered in property to the workers in payment of their social benefits.

     Equally resolved and filed is the appraiser's report valuing the mining complex, there being lacking only the verdict to dispose the formalization of the transfer of title to said goods.

Second  By way of the present Contract of Transfer, the Titleholders sell and
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the Buyer buys, the mining rights and other goods of Annex II, as well all of the rights and easements inherent in same, in the following terms and under the suspensive conditions and periods signalled below.

     It is agreed that in the event that the transfer of property of the assets of Empresa Minera San Juan de Lucanas S.A. to its ex-workers, for any reason, remains null or is questioned or not approved by the Labor Court - and, as a consequence, the property reverts to the aforementioned Empresa - the dispositions of the Civil Code referring to these types of sales shall apply.

Third  The total price to be paid for the transfer of the total of the mining
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rights and goods of Annex II is US$2,100,000.00, which will be paid according to the following schedule:

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a) On signature of the Public Deed brought about by this document, which shall be no sooner than 120 calendar days from signature of this document, the Buyer will pay the amount of US$50,000.00;

b) At the end of the first month from the signature of Public Deed US$50,000.00 will be paid;

c) At the end of the second month from the signature of Public Deed US$50,000.00 will be paid;

d) At the end of the third month from the signature of Public Deed US$100,000.00 will be paid;

e) At the end of the fourth month from the signature of Public Deed US$150,000.00 will be paid;

f) At the end of the fifth month from the signature of Public Deed US$150,000.00 will be paid;

g) At the end of the sixth month from the signature of Public Deed US$150,000.00 will be paid;

h) At the end of the seventh month from the signature of Public Deed US$150,000.00 will be paid;

i) At the end of the eighth month from the signature of Public Deed US$150,000.00 will be paid;

j) At the end of the ninth month from the signature of Public Deed US$150,000.00 will be paid;

k) At the end of the tenth month from the signature of Public Deed US$150,000.00 will be paid;

l) At the end of the eleventh month from the signature of Public Deed US$150,000.00 will be paid;

m) At the end of the twelfth month from the signature of Public Deed US$200,000.00 will be paid;

n) At the end of the thirteenth month from the signature of Public Deed US$200,000.00 will be paid;

n) At the end of the fourteenth month from the signature of Public Deed US$250,000.00 will be paid.

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All of the payments will begin to be counted from the signature of the Public
Deed of Transfer originated by this contract and understood as calendar months such that the payments coincide on the same day of each month. The Titleholders declare their agreement that this price is the sole and total [one] for 100% of the rights on the entirety of the assets material to this contract, by which [they agree] there will remain a balance of the price for alicuots which belong to workers included in Annex IB who do not transfer their participation via the present document.

     The lack of compliance with the schedule of payments will give rise to the measures contemplated in the Civil Code.

Fourth  The schedule of payments detailed in the foregoing clause are subject to
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the suspensive condition of formalization of the transfer of title material to the present contract, which will have occurred when in the Public Mining Registry either the ex-workers of San Juan de Lucanas or the legal or conventional company constituted by them appear as owners of the mining rights and accessories contained in Annex II.

Fifth  If after 120 days have transpired from the date of signature of the
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present contract the workers have not complied with the formalization of the transfer of assets to their name up to and including inscription in the Public Mining Registry, that is, if they have not complied with the suspensive condition during this period, the Buyer will have the right to annul the contract of transfer, by which he will be automatically exempt from compliance with the obligations he will have assumed in the present contract. This right may be exercised by the Buyer by way of written communication remitted to the domicile signalled by the Titleholders in the introduction to this contract, which may be done at any time once the period for compliance with the suspensive condition has expired. In the event that the Buyer chooses to not annul the contract for this non-compliance and the obligation of the Titleholders to proceed with inscription is in force, all of the payments and other obligations of the Buyer will remain in suspense until the complete formalization of the transfer of assets to the Titleholders.

Sixth  While the suspensive condition has not been met, the rights of the Buyer
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will be in force, [so that] he may act as owner of the assets.  Consequently, the Buyer may study the mine, its installations and equipments, as well as review the technical, accounting and legal archives. Nonetheless, the Titleholders will have the right of usufruct of the mining complex for 120 days counted from the signature of this document, including the mining rights, the milling plant and other goods of mining activity material to this contract. This period may be amplified by the Buyer.

Seventh  Notwithstanding the expiration of the period for compliance with the
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agreed suspensive condition, the obligations assumed by the Titleholders in the prevent contract will remain in force, and they will be obliged to transfer to the Buyer all of the assets contained in Annex II once they obtain title to same, unless the Buyer will have exercised his right to annul the contract.

Eighth  In view of the fact that on inscription in the Public Mining Registry of
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the contract of transfer described in the first clause, there will be more than one holder of title to the mining

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


rights included in Annex II and the registrar must, by legal mandate, automatically constitute a Limited Mining Partnership, unless the ex-workers decide to constitute a conventional corporation, it could be that the owner of the goods specified in Annex II will not be the titleholders, but rather a legal or conventionel corporation in which the Titleholders and other ex-workers are shareholders or participationists [sic]. Therefore, should this be the case, automatically and without any additional economic burden or obligation for the Buyer, he may opt that the transfer material to this contract will not be made on alicuots of assets but rather on participations or shares of the corporate titleholder. For the exercise of the alternative given to the Buyer to change the object of the transfer, it will be enough to remit a written communication to the domicile of the Titleholders signalled in the introduction to this contract, and will not require any other additional document nor celebration of a new contract.

Ninth  During the life of the present commitment, the Titleholders commit
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themselves to not alienate, pledge, mortgage, cede, give in concession, lease nor affect in any way, any of the goods material to this contract without the written consent of the Buyer, as well as to do all possible [to ensure] that third parties or previous owners do not celebrate any of the acts detailed in this clause or any contract that would limit, restrict or prejudice their right of ownership of the assets material to this contract, with the sole exception of the formalization of the agreement of transfer to the Titleholders. Likewise, the Titleholders oblige themselves to not sign any document of option of transfer, nor letters of intent, nor any offer of any kind, on the goods material to this contract or on the participations or shares of the legal or conventional corporation which may be constituted [and] which may be holder of title to such assets.

Tenth  The Titleholders declare that the assets material to the present contract
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are found with title in order, that they have complied with all of the substantive and formal obligations required by mining and commercial law, and that there is no cause of extinction on them. They also declare that on these [assets] there does not weigh any charge, tariff, judicial or extra-judicial measure which could restrict or put at risk the rights of the owner. The only judicial measure pending as of today is the embargo placed by the same workers before the First Labor Court in the file mentioned in the first clause, which the Titleholders commit themselves to lifting since the labor credit has been satisfied with the adjudication of the assets of their ex-employer.

Eleventh  On signing the public deed given rise to by this document, and
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beginning to make the payments assumed by the Buyer, each of the payments will be channeled through a Bank chosen and contracted by the Buyer, which will act as Trust Bank. The Buyer will make the deposits in the Trust Bank in the amounts and times agreed in the third clause and will distribute them among the Titleholders shown in Annex IA in accordance with the share which each has in the title of the assets or the participations or shares in the legal or conventional corporation which may be constituted, share which is clearly expressed in Annex IB.

     Nonetheless, in the event that the assets material to this contract are contributed to a legal or conventional corporation, by virtue of that described in the eighth clause, and the Buyer opts for the purchase of shares and participations and not for alicuots of assets, the Trust Bank will make the payments corresponding to such a corporate owner of said assets, if and when the mentioned corporation ratifies via its relevant organs the transfer witnessed in the present

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


document. Should it be the case that it is a conventional corporation in which not all of the ex-workers included in Annex IB participate, the payments which correspond to this corporation will only reach the amount which corresponds to the partners or shareholders.

     It remains understood that the ratification mentioned in the foregoing paragraph is only for effect of charging the price and giving assurances to the Trust Bank, and its non-observance or non-application in no way will affect the transfer to the Buyer.

     The deposit in the Trust Bank will be considered as payment of the valid price and shall be sufficient proof of compliance with the obligation assumed by the Buyer in the third clause.

     The distribution of the funds deposited by the Buyer shall be the exclusive province of the ex-workers of San Juan de Lucanas and any conflict generated by the distribution of the agreed price or by the charging of the price shall be resolved internally among them.

Twelfth  Without prejudice to the right contained in the fifth clause, the Buyer
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may annul the present contract at any time and without need for expression of cause, for which it will be enough to remit a written communication to the domicile signalled by the Titleholders in the introduction to this contract.

     Should the Buyer choose to annul the present contract, be it by virtue of this clause or by the right conferred on him in the fifth clause, he will have no monetary obligation before the Titleholders nor before third parties, nor shall any investment commitments which may have been agreed remain in force, nor shall he have any responsibility for exploration and similar works which may have been made. On annulment of the contract by the Buyer, the payments which may have already been made in accordance with the schedule of payments contained in the third clause shall remain in the hands of the Titleholders, and future payments shall be automatically voided along with annulment of the contract, remaining no obligation whatsoever between the Buyer and the Titleholders. It is understood that on annulment of the contract of transfer the title to the assets material to this contract will revert to the Titleholders.

Thirteenth  As a guaranty of payment of the pending payments being charged,
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amounting to US$2,050,000.00, the Buyer constitutes in favor of all of the sellers listed in Annex IA, a mortgage on the mining rights detailed in Annex II, which shall be reduced as the agreed monthly payments are complied with.

Fourteenth  Any conflict which may arise in relation to the transfer of the
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assets or of the shares or participations, be it in relation to issues or discrepancies relative to its celebration or execution, shall be submitted to legal arbitration, which shall unfold in the city of Lima in conformity with the rules and procedures of the Chamber of Commerce of Lima.

     Incorporate, Sir, the legal introduction and conclusion, as well as the annexes and other inserts which may be necessary, and proceed to dispatch the corresponding parts to the Public Mining Registry.

                                                          Lima, January 12, 1995

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